Exhibit 32
Certification Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report on Form 10-Q of Sealed Air Corporation (the “Company”) for the quarterly period ended March 31, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Emile Z. Chammas, as Interim Co-President and Co-Chief Executive Officer, Chief Operating Officer of the Company, and Dustin J. Semach, as Interim Co-President and Co-Chief Executive Officer, Chief Financial Officer of the Company, each hereby certifies pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/S/ EMILE Z. CHAMMAS
Emile Z. Chammas
Interim Co-President and Co-Chief Executive Officer, Chief Operating Officer

Date: May 2, 2024

By:	/S/ DUSTIN J. SEMACH
Dustin J. Semach
Interim Co-President and Co-Chief Executive Officer, Chief Financial Officer

Date: May 2, 2024